Exhibit (q)(iv)

JAMES ADVANTAGE FUNDS

POWER OF ATTORNEY

We, the undersigned Trustees of the James Advantage Funds, hereby appoint Thomas L. Mangan and Andrea E. Kuchli, Attorneys-in-Fact, with full power of substitution, and with the full power to sign for each of us and in our names in the following capacities: any and all subsequent Post-Effective Amendments to this Registration Statement (File number 811-08411); any supplements or other instruments in connection therewith; and generally to do all such things in my name and behalf in connection therewith as said Attorneys-in-Fact deem, together or individually, necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations or requirements of any federal or state regulatory agency in connection with the filing and effectiveness of any Registration Statement as amended, and all related requirements of any federal or state regulatory agency.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 7th day of April 2015.

Donald Brown
Trustee

/s/ Robert Chelle
Robert Chelle
Trustee